Exhibit 1.1

EXECUTION VERSION

Milestone Pharmaceuticals Inc.

31,500,000 Common Shares

Pre-Funded Warrants to Purchase 3,502,335 Common Shares

Series A Warrants to Purchase 35,002,335 Common Shares

Series B Warrants to Purchase 35,002,335 Common Shares

UNDERWRITING AGREEMENT

July 11, 2025

TD Securities (USA) LLC

Piper Sandler & Co.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 7th Floor

New York, New York 10020

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Dear Sirs:

1.            Introductory. Milestone Pharmaceuticals Inc., a corporation continued under the laws of the Province of Québec, Canada (the “Company”) proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”): (i) an aggregate of 31,500,000 of its common shares without par value (the “Shares”), (ii) pre-funded warrants to purchase an aggregate of 3,502,335 of its common shares without par value at an exercise price of $0.001 per share (the “Pre-Funded Warrants”), (iii) Series A common warrants to purchase an aggregate of 35,002,335 of its common shares without par value at an exercise price of $1.50 per share (the “Series A Common Warrants”) and (iv) Series B common warrants to purchase an aggregate of 35,002,335 of its common shares without par value at an exercise price of $1.875 per share (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”). As used herein, the term “Offered Securities” means the Shares, the Pre-Funded Warrants and the Common Warrants. The common shares without par value of the Company (“Common Shares”) issuable upon exercise of the Pre-Funded Warrants are herein referred to as the “Pre-Funded Warrant Shares.” The Common Shares issuable upon exercise of the Common Warrants are hereinafter referred to as the “Common Warrant Shares”. Each Share is being sold together with one Series A Common Warrant exercisable for one Common Warrant Share and one Series B Common Warrant exercisable for one Common Warrant Share and each Pre-Funded Warrant is being sold together with one Series A Common Warrant exercisable for one Common Warrant Share and one Series B Common Warrant each exercisable for one Common Warrant Share. The Offered Securities, the Pre-Funded Warrant Shares and the Common Warrant Shares are hereinafter collectively referred to as the “Securities.” TD Securities (USA) LLC, Piper Sandler & Co. and Wells Fargo Securities, LLC are acting as representatives of the several Underwriters and, in such capacity, are hereinafter referred to, collectively, as the “Representatives.”

2.            Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)            Registration Statement. A registration statement of the Company on Form S-3 (File No. 333-283162) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) the Base Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement is hereinafter called the “Base Prospectus” and any preliminary prospectus filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Base Prospectus included in the Initial Registration Statement at the time of effectiveness thereof, as supplemented by the prospectus supplement relating to the offer and sale of the Securities, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to the Base Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Base Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Base Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b)            General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:00 A.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein, as supplemented by any Preliminary Prospectus and other documents and pricing information set forth in Schedule C.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or 163B of the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)            No Stop Orders; No Material Misstatements. No order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and the Base Prospectus and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained or incorporated by reference in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)            Registration Statement and Prospectus Contents. At the respective times at which the Registration Statement and any amendments thereto became or will become effective, as to the Underwriters, and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and/or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e)            Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f)            Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Base Prospectus, any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(c) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)           Not an Ineligible Issuer. (A) At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i)            Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications and has not distributed any Written Testing-the-Waters Communications.

(j)            Canadian Reporting Issuer. The Company is a reporting issuer in the Province of Quebec and is not on the list of defaulting reporting issuers maintained by the Autorité des marchés financiers (Québec) (the “AMF”). The Company has not filed any confidential material change reports which remain confidential at the date hereof.

(k)           Québec Securities Laws. The Company has complied with the securities laws of the Province of Québec, including the rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the AMF, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian securities commissions required to be complied with by the Company in order to sell the Offered Securities outside Canada as contemplated by this Agreement. To the Company’s knowledge, no order, ruling or decision of any court or any securities regulatory authority in Canada is in effect that restricts or ceases trades in securities of the Company.

(l)            Organization and Good Standing. The Company and its Subsidiary (as defined below) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and its Subsidiary are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, (i) have a material adverse effect, or result in a development that could be expected to result in a material adverse effect on the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiary, considered as one entity, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(m)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)            The Securities. (i) The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable; (ii) the Pre-Funded Warrants and the Common Warrants have been duly authorized by the Company and, when executed and delivered by the Company and paid for in accordance with this Agreement, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; (iii) the Pre-Funded Warrant Shares and the Common Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants and the Common Warrants, respectively, as provided therein, have been duly authorized and, when issued and delivered and paid for upon exercise as provided under the applicable Pre-Funded Warrant or Common Warrant, will be validly issued, fully paid and non-assessable; (iv) the issuance of the Securities is not subject to any preemptive, rights of first refusal or similar rights that have not been duly waived or satisfied; and (v) the Securities conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)            Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian federal, state and provincial securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or the Subsidiary other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The descriptions of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(p)            Subsidiaries. The Company has no “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Securities Act). The Company has no subsidiaries (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) other than Milestone Pharmaceuticals USA, Inc., a Delaware corporation (the “Subsidiary”). All of the issued and outstanding shares of capital stock or other equity or ownership interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock of the Subsidiary was issued in violation of preemptive or similar rights of any security holder of the Subsidiary. The organizational documents of the Subsidiary comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary.

(q)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor the Subsidiary is in violation of its articles or by-laws or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or the Subsidiary is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus and the issuance and sale of the Securities (including the use of proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles or by-laws or similar organizational documents, as applicable, of the Company or the Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Subsidiary, except in the case of (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) for the filing with the AMF of a notice under Section 12 of the Securities Act (Québec) (the “Québec Securities Act”), which notice has been filed, to which notice the AMF has not objected, or in respect of which the time period during which the AMF may raise any objection has elapsed, all as prescribed by Section 12 of the Québec Securities Act and (C) if applicable, the filing of a report of exempt distribution under NI 45-106 with payment of applicable filing fees to, and if applicable, delivery of any final Canadian offering memorandum to (as applicable) the securities regulatory authority in each jurisdiction of Canada in which sales of the Offered Securities are made and such delivery is required. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary.

(r)            Independent Auditors. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) or reviewed the financial statements, each as filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(s)            Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiary as of and at the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus.

(t)            Company’s Accounting Systems. The Company and the Subsidiary make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)            No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no event has occurred that has resulted in or may reasonably be expected to result in Material Adverse Effect has occurred; (ii) the Company and the Subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiary, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiary and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, by the Subsidiary on any class of share capital, or any repurchase or redemption by the Company or the Subsidiary of any class of share capital.

(v)            Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the Company’s knowledge, threatened, against or affecting the Company or the Subsidiary, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No material labor dispute with the employees of the Company or the Subsidiary, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s knowledge, is threatened or imminent.

(w)            Licenses or Permits. The Company and the Subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package or the Prospectus (“Permits”), except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor the Subsidiary is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x)            Compliance with Laws. The Company and the Subsidiary have been and are in compliance with all applicable laws, rules and regulations (including, for the avoidance of doubt, all applicable Canadian and U.S. securities laws), except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(y)            Clinical Data. The preclinical tests and clinical trials, and other studies (collectively, “Studies”) that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and the Subsidiary have no knowledge of any other Studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; the Company and the Subsidiary have made all such filings and obtained all such approvals as may be required for the conduct of its business by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor the Subsidiary has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus; and the Company and the Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(z)            Investment Company Act. The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa)          No Stabilization. Neither the Company nor the Subsidiary has taken, directly or indirectly, and excluding any activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(bb)         Intellectual Property. The Company and the Subsidiary own, or have obtained valid and enforceable licenses, if any, for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except where the failure to have such Intellectual Property would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property that is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and (ii) there is no infringement by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The product candidates described in the Registration Statement, the General Disclosure Package and the Prospectus as under development by the Company or the Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or the Subsidiary.

(cc)          IT Systems. The Company and the Subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiary as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiary have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiary are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(dd)         Privacy Laws. The Company and the Subsidiary have complied and are presently in compliance, in all material respects, with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and the Subsidiary have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and the Subsidiary have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and the Subsidiary have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor the Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ee)         Title to Real and Personal Property. The Company and the Subsidiary have good and marketable title to all of the real and personal property or, in Québec, good and valid title to all real property and all personal property and other assets reflected as owned in the financial statements referred to in Section 2(s) above (or elsewhere in the Registration Statement, the General Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or the Subsidiary.

(ff)           Compliance with ERISA. The Company, and the Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or the Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or the Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Neither the Company nor the Subsidiary has any actual or contingent liability or obligation to or in respect of any employee benefit plan with a “defined benefit provision” (within the meaning of subsection 147.1(1) of the Income Tax Act (Canada)), or any other plan that is required to be registered pursuant to applicable pension benefit standards legislation of provincial or federal jurisdiction in Canada, including without limitation the Supplemental Pension Plans Act (Québec).

(gg)         Environmental Laws and Hazardous Materials. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) neither the Company nor the Subsidiary is in violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws.

(hh)         Taxes. The Company and the Subsidiary have filed all U.S. and Canadian federal, and material state, provincial, territorial, municipal and local and any other foreign tax returns that are required to be filed or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, interest, fine, additions to tax or penalty levied against any of them except as may be contested in good faith and by appropriate proceedings and except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(s) above in respect of all U.S. and Canadian federal, state, provincial, territorial, municipal, local and foreign taxes for all periods as to which the tax liability of the Company or the Subsidiary has not been finally determined, except where the failure to make such adequate charge, accrual or reserve would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the Company, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company or the Subsidiary in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority, in each case, with such exceptions as would not result in a Material Adverse Effect.

(ii)            Insurance. Each of the Company and the Subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering material real and personal property owned or leased by the Company and the Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and the Subsidiary for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(jj)            Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that is designed to comply with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)          Disclosure Controls. The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ll)            No Undisclosed Relationships. There are no business relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(mm)        No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(nn)         Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(oo)         No Broker’s Fees. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp)         No Restrictions on the Subsidiary. Except as described in the General Disclosure Package and the Prospectus, the Subsidiary is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s properties or assets to the Company.

(qq)         [Reserved].

(rr)           Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) or director of the Company that it was false or misleading.

(ss)          Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.

(tt)           Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)         No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(vv)         No Unlawful Payments. Neither the Company nor the Subsidiary nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or the Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company or the Subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.

(ww)       Statistical and Market Data. All statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xx)          Compliance with Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(yy)         Compliance with OFAC.

(A)          Neither the Company nor the Subsidiary, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate, representative or other person acting on behalf of the Company or the Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), Global Affairs Canada, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government or Canadian government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria).

(B)           The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government or Canadian government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)           Since April 24, 2019, the Company and the Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(zz)          Export and Import Laws. Each of the Company and the Subsidiary, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or the Subsidiary and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(aaa)       Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined below), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Securities in any Specified Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

(bbb)      Judgment. The courts of Canada would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(ccc)        Immunity. Neither the Company nor the Subsidiary nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the federal laws of Canada or the laws of the Province of Québec. The irrevocable and unconditional waiver and agreement of the Company contained in Section 18 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the federal laws of Canada and the laws of the Province of Québec.

(ddd)       Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Province of Québec and will be honored by the courts of Québec. The Company has the power to submit, and pursuant to Section 18 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18).

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.            Purchase, Sale and Delivery of the Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company on the Closing Date the respective numbers Shares, Pre-Funded Warrants Series A Common Warrants and Series B Common Warrants set forth opposite the names of the Underwriters in Schedule A hereto.

The net purchase price per share to be paid by the Underwriters to the Company for the Shares and the accompanying Common Warrants will be $1.41 per share and accompanying Series A Common Warrant and Series B Common Warrant (the “Net Share Unit Purchase Price”), representing a purchase price per share and accompanying Series A Common Warrant and Series B Common Warrant of $1.50 (the “Share Unit Purchase Price”) (net of an underwriting commission of 6.0% to the public offering price per share and accompanying Series A Common Warrant and Series B Common Warrant) and the net purchase price per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant to be paid by the Underwriters to the Company shall be $1.409 per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant (the “Net Pre-Funded Warrant Unit Purchase Price”), representing a purchase price per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant of $1.499 (the “Pre-Funded Warrant Unit Purchase Price”) (net of an underwriting commission of 6.0% to the public offering price per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant). The aggregate Net Share Unit Purchase Price and Net Pre-Funded Warrant Unit Purchase Price are referred to together as the “Net Purchase Price.”

The Company will deliver (i) the Shares to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the first (1st) full business day preceding the Closing Date and (ii) the Pre-Funded Warrants and the Common Warrants in definitive form, registered in such names and in such denominations as the Representatives shall request in writing not later than the Closing Date against payment of the aggregate Net Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company for the Securities sold by them at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, such that the Company will have received the aggregate Share Unit Purchase Price for the Shares and the accompanying Common Warrants and the aggregate Pre-Funded Warrant Unit Purchase Price for the Pre-Funded Warrants and the accompanying Common Warrants, net of the underwriting commission payable by the Company to the Underwriters pursuant to this Agreement. The Pre-Funded Warrants and the Common Warrants will be made available for inspection by the Representatives on the day prior to the Closing Date.

Notwithstanding the foregoing, the Company and the Representatives shall instruct purchasers of the Pre-Funded Warrants and accompanying Common Warrants in the public offering to make payment for the Pre-Funded Warrants and accompanying Common Warrants at price equal to the public offering price of $1.499 per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company, in lieu of payment by the Underwriters for such Pre-Funded Warrants and accompanying Common Warrants, and the Company shall deliver such Pre-Funded Warrants and accompanying Common Warrants to such purchasers on the Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants and accompanying Common Warrants to the Underwriters; provided that the underwriting commission in respect of the Pre-Funded Warrants and accompanying Common Warrants of 6.0% to the public offering price per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant which amount is equal to $315,210.15 in the aggregate for the Pre-Funded Warrants and accompanying Common Warrants, shall be deducted and withheld from the Net Share Unit Purchase Price otherwise payable by the Representatives to the Company for the Shares and accompanying Common Warrants as set forth above in this Section 3 which constitute payment of the underwriting commission payable by the Company to the Underwriters pursuant to this Agreement in respect of such Pre-Funded Warrants and accompanying Common Warrants.

In the event that the purchasers of the Pre-Funded Warrants and accompanying Common Warrants in the public offering fail to make payment to the Company for all or part of the Pre-Funded Warrants and accompanying Common Warrants on the Closing Date, the Representatives may elect, by written notice to the Company, to receive Common Shares and accompanying Common Warrants in lieu of all or a portion of such Pre-Funded Warrants and accompanying Common Warrants to be delivered to the Underwriters under this Agreement.

Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 9:30 A.M., New York time, on July 14, 2025, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Shares, the Pre-Funded Warrants and the Common Warrants may be varied by agreement among the Company and the Representatives.

In addition to the foregoing, while any Common Warrants remain oustanding, no later than five business days following the end of each calendar quarter, the Company shall (i) deliver to the Representatives a report detailing exercises of Common Warrants and the aggregate amount of cash proceeds received by the Company during the then-ended quarter and (ii) pay to the Underwriters a fee equal to 6.0% of such aggregate cash proceeds.

The several Underwriters propose to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

4.             Further Agreements Of The Company. The Company agrees with the several Underwriters:

(a)            Required Filings; Amendments or Supplements; Notice to the Representatives. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Offered Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package, any Preliminary Prospectus or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)            Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c)            Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not, other than the final term sheet prepared and filed pursuant to Section 4(d) hereof, make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d)            Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Offered Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus— or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Offer Securities, the Company upon the request of the Representatives, and at the expense of the Representatives, will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)            Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(f)            Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(g)            Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)            Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) the Base Prospectus, (iii) each Preliminary Prospectus, (iv) any Issuer Free Writing Prospectus, (v) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(i)             Earnings Statement. To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and the Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(j)             Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Offered Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Offered Securities in such jurisdictions; provided that the Company and the Subsidiary shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)            Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Shares are listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)            Lock-Up. During the period commencing on and including the date hereof and ending on and including the sixtieth (60th) day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of TD Securities (USA) LLC and Piper Sandler & Co. (which consent may be withheld at the sole discretion of TD Securities (USA) LLC and Piper Sandler & Co.), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Common Shares, options, rights or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than is contemplated by this Agreement with respect to the Offered Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) effect the transactions contemplated hereby, (ii) issue Common Shares or options to purchase Common Shares, or issue Common Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the General Disclosure Package and the Prospectus (ii) file one or more registration statements on Form S-8, (iii) offer, issue and sell Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Common Shares issued or issuable does not exceed 5.0% of the number of Common Shares outstanding immediately after the issuance and sale and (y) each recipient of any such Common Shares issued or issuable agrees to the restrictions on the resale of securities that are consistent with those set forth in the form of “lock-up” agreement attached hereto as Exhibit A for the remainder of the Lock-Up Period and (iv) offer, issue and sell Common Shares in an “at-the-market” offering pursuant to that certain Amended and Restated Open Market Sale AgreementSM, by and between the Company and Jefferies LLC, dated March 18, 2025, as amended from time to time, provided that no Common Shares may be offered, issued or sold pursuant to such “at-the-market” offering during the period ending 30 days after the date of the Prospectus. The Company will cause each person and entity listed in Schedule D to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit A hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(m)            Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Securities under the Securities Act or any of the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n)            Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(o)            Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Offered Securities, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Securities, or attempt to induce any person to purchase any Offered Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Securities.

(p)            Registrar, Transfer Agent and Warrant Agent. To maintain, at its expense, a registrar and transfer agent for the Shares and a Warrant Agent, which may be the Company, for the Pre-Funded Warrants and the Common Warrants.

(q)            Use of Proceeds. To apply the net proceeds from the sale of the Offered Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(r)            Exchange Listing. To use its reasonable best efforts to list for quotation the Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares on the Nasdaq Market.

(s)            Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

(t)            Stamp Duty. The Company will indemnify and hold harmless the Underwriters against any stamp, registration, documentary or other similar taxes or duties imposed under any laws that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities, (iii) the sale and delivery of the Offered Securities to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Securities by the Underwriters to U.S. residents in the manner contemplated herein.

(u)            [Reserved].

(v)            Sales Taxes. All sums payable to an Underwriter pursuant to this Agreement (including, for the avoidance of doubt, any underwriting commission treated as a fee or other amount subject to tax) shall be considered exclusive of any value added, sales or similar taxes. Where any value added, sales or similar taxes are imposed on any amount payable hereunder by the Company to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an additional amount equal to any and all such value added, sales or similar taxes to such Underwriter.

(w)            Registration of Pre-Funded Warrant Shares and Common Warrant Shares. The Company shall, at all times while the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Pre-Funded Warrants or Common Warrants are outstanding, use its best efforts to maintain a registration statement covering the exercise of the Pre-Funded Warrants and the Common Warrants and the issue and sale of the Pre-Funded Warrant Shares and the Common Warrant Shares such that such shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that such shares are owned by affiliates.

(x)            Reservation of Pre-Funded Warrant Shares and Common Warrant Shares. The Company shall, at all times while any Pre-Funded Warrants or Common Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Pre-Funded Warrant Shares and Common Warrant Shares upon exercise of such warrants, the number of Pre-Funded Warrant Shares and Common Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Pre-Funded Warrants and Common Warrants.

(y)            Outbound Investment Security Program. Neither the Company nor the Subsidiary is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor the Subsidiary currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

5.            Payment of Expenses. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses incurred in connection with securing any required review by FINRA of the terms of the sale of the Offered Securities and any filings made with FINRA (up to a maximum aggregate amount of $25,000); (e) any applicable listing or other fees; (f) all or any part of the shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (up to a maximum aggregate amount of $10,000, provided, however, that if applicable, any Canadian post trade filing fees for Form 45-106F1 shall be paid by the Company and will not be subject to such $10,000 limit); (g) the cost of preparing and printing share certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares and the warrant agent for the Pre-Funded Warrants and the Common Warrants, if applicable; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants; (k) all other costs and expenses incident to the offering of the Offered Securities or the performance of the obligations of the under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); and (l) the fees and expenses of counsel for the Underwriters; provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Offered Securities by them and the expenses of advertising any offering of the Offered Securities made by the Underwriters; provided, further, that the costs and expenses reimbursable pursuant to this Section 5 shall not exceed $150,000 in the aggregate without the Company’s prior written consent.

6.            Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)            No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)            Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Offered Securities, the Pre-Funded Warrant Shares, the Common Warrant Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Section 12 Authorization. Any order or notice of approval granted or otherwise issued by the AMF under Section 12 of the Québec Securities Act shall remain in full force and effect or the Company shall be entitled to rely on the non-objection of the AMF within the time period prescribed by Section 12 of the Québec Securities Act to make sales of the Offered Securities to persons established outside the Province of Québec, Canada.

(e)            Opinions and Negative Assurance Letters of Counsels for the Company. (i) Cooley LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as U.S. counsel to the Company and (ii) and Osler, Hoskin & Harcourt LLP shall have furnished to the Representatives its written opinion, as Canadian counsel to the Company, in each case addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(f)            Opinion and Negative Assurance Letter of Intellectual Property Counsel for the Company. Clark & Elbing LLP shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(g)            Opinions and Negative Assurance Letters of Counsels for the Underwriters. The Representatives shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Underwriters, such opinion and negative assurance letter, dated the Closing Date with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(h)            Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and the Subsidiary within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date the Representatives shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date or the Option Closing Date, as the case may be, confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (h) of this Section 6.

(j)            Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer or its Chief Financial Officer stating in his capacity as officer of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including the Closing Date there has not occurred any Material Adverse Effect, (iii) to his knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(k)            No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor its Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or its Subsidiary, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiary, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (k), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package.

(l)            No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Offered Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Securities.

(m)           No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating, if any, or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, if any, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating, if any, of any of the Company’s debt securities, if any.

(n)            Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal, state or provincial authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or Canada, or there shall have been a declaration of a national emergency or war by the United States or Canada or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Canada shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(o)           Exchange Listing. Prior to the Closing Date, the Company shall have filed a and shall have not received any notice objecting to the listing of the Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares from Nasdaq.

(p)           Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiary in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(q)           Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit A hereto, of the officers and directors of the Company listed in Schedule D to this Agreement.

(r)            Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, dated as of the Closing Date , in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(s)           Chief Financial Officer Certificate. On the date hereof and on the Closing Date, the Company shall have furnished to the Representatives a certificate of its Chief Financial Officer, dated as of the date of delivery, providing officer comfort with respect to certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, in form and substance reasonably acceptable the Representatives.

(t)            Forms of Pre-Funded Warrant and Common Warrants. The Representatives shall have received forms of Pre-Funded Warrant and Common Warrants in form and substance reasonably acceptable to it prior to the Closing Date.

(u)           Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless: each Underwriter, its affiliates, directors, officers, managers, members, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Base Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)            Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Base Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Base Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable and documented legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(c)            If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.

(d)            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.             Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Sections 6(j), 6(l) or 6(m) have occurred or if the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

9.             Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Offered Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Offered Securities for any reason permitted under this Agreement or (d) the sale of the Offered Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Offered Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.           Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Offered Securities hereunder on the Closing Date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Offered Securities to be purchased by all Underwriters on the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Offered Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Offered Securities to be purchased by all Underwriters on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Offered Securities of a defaulting Underwriter or Underwriters on the Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Offered Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b)            the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the by virtue of any fiduciary, advisory or agency relationship; and

(d)            it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12.            Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.            Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Offered Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.            Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15.            Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)            if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com; Piper Sandler & Co.1251 Avenue of the Americas, 7th Floor New York, New York 10020, Fax: 612-313-3112 and to General Counsel at Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, MN 55402, LegalCapMarkets@psc.com; and to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214--5918); and

(b)            if to the Company Milestone Pharmaceuticals Inc., 1111, Dr. Frederik-Philips Blvd., Suite 420, Montréal, Québec H4M 2XC, Attention: Joseph G. Oliveto, President and CEO;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.            Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Governing Law, Jurisdiction, Waiver of Jury Trial, Agent For Service. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, and the Base Prospectus, any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement. The Company irrevocably appoints Milestone Pharmaceuticals USA Inc., with offices at 6000 Fairview Road, Suite 1200, Charlotte, North Carolina 28210-2252, United States of America (and its successors) as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 15, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

18.            Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the ninth paragraph under the heading “Underwriting.”

19.            Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

20.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.            General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

22.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimilie, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph Oliveto
Name: Joseph Oliveto
Title: Chief Executive Officer

Accepted as of

the date first above written:

TD SECURITIES (USA) LLC

PIPER SANDLER & CO.

WELLS FARGO SECURITIES, LLC

Acting on their own behalf

and as Representatives of several

Underwriters listed on Schedule A to this

Agreement.

By:	/s/ Mariel Healy
Name: Mariel Healy
Title: Managing Director

By: PIPER SANDLER & CO.

By:	/s/ Chad Huber
Name: Chad Huber
Title: Managing Director

By: WELLS FARGO SECURITIES, LLC

By:	/s/ David Bohn
Name: David Bohn
Title: Managing Director

SCHEDULE A

Name	Number of Shares to be Purchased	Number of Pre- Funded Warrants to be Purchased	Number of Accompanying Series A Common Warrants to be Purchased	Number of Accompanying Series B Common Warrants to be Purchased
TD Securities (USA) LLC	11,970,000	1,330,888	13,300,888	13,300,888
Piper Sandler & Co.	10,080,000	1,120,747	11,200,747	11,200,747
Wells Fargo Securities, LLC	6,615,000	735,490	7,350,490	7,350,490
H.C. Wainwright & Co., LLC	2,835,000	315,210	3,150,210	3,150,210

Total	31,500,000	3,502,335	35,002,335	35,002,335

SCHEDULE B

General Use Free Writing Prospectuses

[None]

SCHEDULE C

Pricing Information

1.	Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act:

None

2.	Pricing Information:

Shares to Be Sold: 31,500,000

Pre-Funded Warrants to Be Sold: 3,502,335

Series A Common Warrants to Be Sold: 35,002,335

Series B Common Warrants to Be Sold: 35,002,335

Series A Common Warrant Exercise Price per Share: $1.50

Exercise Price per Series B Common Warrant Exercise Price per Share: $1.875

Public Offering Price per Share and accompanying Series A Common Warrant and Series B Common Warrant: $1.50

Public Offering Price per Pre-Funded Warrant and accompanying Series A Common Warrant and Series B Common Warrant: $1.499

Underwriting Commissions: 6.0%

Estimated Net Proceeds to the Company (after underwriting commissions, but before transaction expenses): $49,353,292.35

Settlement: T+1

2

SCHEDULE D

Lock-Up Signatories

Directors:

Stuart Duty

Seth H.Z. Fischer

Lisa M. Giles

Joseph Papa

Michael Tomsicek

Andrew Saik

Robert J. Wills, Ph.D.

Officers:

Joseph Oliveto

David Bharucha

Amit Hasija

Lorenz Muller

Jeff Nelson

Exhibit A

Form of Lock-up Agreement

July ____, 2025

TD Securities (USA) LLC

Piper Sandler & Co.

As Representatives of the several underwriters

c/o TD Securities (USA) LLC
1 Vanderbilt Avenue, 11th Floor
New York, New York 10017

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 7th Floor

New York, New York 10020

RE:     Milestone Pharmaceuticals Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of common shares, without par value, of the Company (“Shares”) and/or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares and/or Related Securities (the Shares together with the Related Securities, the “Securities”) (the “Offering”) for which TD Securities (USA) LLC and Piper Sandler & Co. (the “Representatives”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Securities, or to the sale of the Securities to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

(i) the transfer of Shares or Related Securities by gift, including, without limitation, to a charitable organization, or by will or intestate succession to the legal representative, heir, beneficiary or any Family Member or to a trust whose direct or indirect beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(ii) transfers or dispositions of the undersigned’s Shares or Related Securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the undersigned or any Family Member;

(iii) distributions of the undersigned’s Shares or Related Securities to partners, members, shareholders or trust beneficiaries of the undersigned;

(iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer of Shares or Related Securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, (y) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (z) limited partners, general partners, members, managers, managing members, directors, officers, employees, shareholders or other equity holders of the undersigned or of the entities described in the preceding clauses (x) and (y); or

(v) the transfer of Shares or Related Securities pursuant to a change of control of the Company (meaning the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Shares the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting share capital of the Company) after the Offering that has been approved by the independent members of the Company’s board of directors, provided, that in the event that such change of control is not completed, the Shares or Related Securities owned by the undersigned shall remain subject to the restrictions herein.

Notwithstanding the foregoing, in any such case as provided in clauses (i) through (iv), it shall be a condition to such transfer that:

•	each transferee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee or distributee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee or distributee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may (i) exercise an option to purchase Shares granted under any equity incentive plan or share purchase plan of the Company, provided that the Shares issued upon such exercise shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (ii) transfer Shares to the Company as forfeitures (x) to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans or (y) pursuant to a net exercise or cashless exercise by the shareholder of outstanding equity awards pursuant to the Company’s equity incentive plans, (iii) transfer Shares or Related Securities to the Company pursuant to agreements under which the Company has the option to repurchase such Shares or Related Securities or a right of first refusal with respect to transfers of such Shares or Related Securities, (iv) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for, or permit, any transfers of Shares during the Lock-up Period and, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period, (v) transfer Shares or Related Securities by operation of law, including pursuant to a domestic order or negotiated divorce settlement provided that the transferee execute and deliver to the Representatives a letter agreement in substantially the form of this letter agreement, (vi) transfer or dispose of Shares or Related Securities acquired on the open market following the Offering or (vii) transfers of Shares or Related Securities by the undersigned pursuant to sales in the public market undertaken by the undersigned under a trading plan pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof and which the undersigned has notified the Representatives of in writing prior to the date of this letter agreement; provided that, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period and that any disclosure required by applicable securities laws shall be made in accordance with the next sentence. If the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Shares or Related Securities during the Lock-up Period pursuant to clauses (i) through (iii) or clause (vii) of this paragraph, the undersigned shall include a statement in such filing describing the purpose of the transaction and/or that the sale was made pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act adopted prior to the date of this letter agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering of Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other underwriters are not making a recommendation to you to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Company withdraws the registration statement relating to the Offering, (iii) the Underwriting Agreement is not executed before July 16, 2025 (provided that the Company may by written notice to the undersigned prior to July 16, 2025, extend such date for a period of up to an additional three months, in the event that the Underwriting Agreement has not been executed by such date), or (iv) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Shares, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Signature

Printed Name of Person Signing
(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.